Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Exhibit 10.9

LEASE AGREEMENT

Lessor: Mu Tian Asset Management Consulting Co., Ltd.	(hereinafter referred to as “Party A”)

Lessee: Prologium Technology Co., Ltd.	(hereinafter referred to as “Party B”)

In consideration of the lease of the premises described herein, the Parties agree to enter into this Agreement and agree that the terms and conditions of the lease shall be as follows:

Article 1 Leased Premises

The leased premises are located at 5F, No. 4, Nanyuan Road, Zhongli District, Taoyuan City, Taiwan, together with the ancillary common facilities appurtenant thereto (the leased area is more particularly described in Appendix 1) (collectively, the “Leased Premises”). The rent includes Party B’s right to use ten (10) automobile parking spaces and twelve (12) motorcycle parking spaces provided by Party A. The foregoing premises, ancillary common facilities, and parking spaces are hereinafter collectively referred to as the “Leased Premises.”

Article 2 Lease Term

The lease term shall commence on March 15, 2023 and shall expire on March 14, 2028, for a total term of five (5) years. If either Party intends to renew the lease upon expiration of the lease term, such Party shall notify the other Party at least six (6) months prior to the expiration date, and the Parties shall execute a separate agreement for the renewal.

Article 3 Rent and Payment Arrangement

1.	Rent: The rent shall be NT$[***]. The monthly rent shall be NT$[***] (exclusive of VAT).

Area	Size	Remarks

5th Floor	[***]

10% Common Area	[***]	Corridors and shared facilities

Total	[***]

2.	Payment Method

Upon execution of this Agreement, Party B shall issue and deliver to Party A nine (9) post-dated checks, each in the amount of NT$[***] (inclusive of VAT) and maturing on the 15th day of each month, as payment of rent. Such nine (9) checks do not include the rent-free fit-out period specified in Section 3.3 below. The twelve (12) checks for the second lease year shall be delivered by Party B to Party A on or before February 28, 2024. Party A shall issue and deliver to Party B the uniform invoice for the monthly rent on or before the twentieth (20th) day of each month.

3.	The Parties agree that the period from March 15, 2023 to June 14, 2023, totaling three (3) months, shall constitute a rent-free fit-out period for renovation and interior fit-out purposes.

Article 4 Security Deposit

Upon the initial execution of this Agreement, Party B shall pay to Party A a security deposit in an amount equal to two (2) months’ rent, totaling NT$[***] (exclusive of VAT). Upon expiration of the lease term, if the Parties do not renew this Agreement, or upon earlier termination of this Agreement, Party A shall refund the security deposit to Party B without interest, provided that Party B has returned the Leased Premises in accordance with this Agreement. However, if Party B has any outstanding rent obligations, or if any damage to the Leased Premises caused by Party B’s intentional acts or negligence is discovered (excluding ordinary wear and tear or depreciation), Party A shall first notify Party B of any such damage discovered. After the Parties have clarified and determined the relevant responsibilities, Party A may apply the security deposit to offset the outstanding amounts or damages. Any remaining balance of the security deposit shall be refunded by Party A to Party B promptly.

Article 5 Restrictions on the Use of the Leased Premises

1.

Party B shall use the Leased Premises solely for business operations approved by the competent industrial authority or other relevant governmental authorities. Party B shall not assign, sublease, lend, transfer, or otherwise permit any third party to use all or any portion of the Leased Premises by any means whatsoever without authorization. For purposes of this Section, “third-party use” shall not include the normal use of the Leased Premises by Party B’s employees or contractors as required for the approved business purposes authorized by the competent authorities. Party B shall not use the Leased Premises for any unlawful purpose, nor store any illegal or hazardous materials therein in a manner that may adversely affect public safety.

2.

If Party B elects not to renew this Agreement, Party B shall, upon expiration of the lease term, immediately vacate and return possession of the Leased Premises to Party A. Except as otherwise provided by applicable law or this Agreement, Party B shall not be entitled to claim from Party A any relocation expenses or any other costs or compensation.

3.

Except as otherwise provided in this Agreement, where modification of the existing facilities within the factory premises is necessary, Party B may undertake renovations, alterations, or improvements upon obtaining Party A’s consent, provided that the existing structural components of the building shall not be damaged. Upon expiration of this Agreement without renewal, or upon termination of this Agreement prior to expiration, Party B may return the Leased Premises to Party A in its renovated or altered condition. If this Agreement expires without renewal or is terminated by Party B, Party B shall not be entitled to request reimbursement or compensation from Party A for any renovation, fit-out, or improvement costs.

4.

Party B accepts the factory premises in their existing condition. Party A agrees that, within the leased area, Party B may independently undertake any necessary additions, repairs, installations of water supply and electrical facilities, and other necessary works.

5.

During the term of this Agreement, Party A shall not terminate this Agreement for any reason. If Party A terminates this Agreement for any reason, Party A shall be liable for all resulting damages and losses.

Article 6 Management Responsibilities

1.

From the date on which Party A delivers possession of the Leased Premises to Party B, Party B shall be responsible for the custody, management, maintenance, and upkeep of the Leased Premises. However, in the event of any damage to the Leased Premises, liability therefor shall be determined based on the specific circumstances of each case, and the party to whom such damage is attributable shall be responsible therefor.

2.

Except in cases of force majeure, including natural disasters and other unforeseeable events, if the Leased Premises are damaged or destroyed by fire as a result of Party B’s gross negligence, Party B shall be liable for the resulting damages. Party B shall procure fire insurance naming Party A as the insured.

Article 7 Default and Remedies

1.

If Party B violates the restrictions on the use of the Leased Premises as set forth in this Agreement, or if Party B is in arrears in rent payments for a period exceeding two (2) months, and Party B fails to make payment within the period specified in Party A’s demand for payment, Party A may terminate this Agreement and retain the security deposit.

2.	Either Party may terminate this Agreement by written notice to the other Party upon the occurrence of any of the following events:

A.	A Party fails to perform any obligation under this Agreement and does not cure such failure within the period specified in a written notice requiring correction of such breach.

B.	The Leased Premises are used in a manner that endangers public safety, public health, or causes pollution, and such improper use has been verified and confirmed.

Article 8 Miscellaneous Provisions

1.

Upon expiration of the Lease Term, Party A agrees that Party B shall have the first priority right to lease the Leased Premises. The first priority right to lease means that, prior to the expiration of the Lease Term, before Party A contacts or negotiates with any third party regarding the intention to lease or the leasing terms and conditions of all or part of the Leased Premises, Party A shall first discuss and negotiate the leasing terms and conditions with Party B. If Party A and Party B reach an agreement on the lease (including a verbal agreement even if a written lease agreement has not yet been executed), Party A shall not enter into any lease agreement with any third party. If Party A and Party B fail to reach an agreement on the lease and Party A intends to lease the Leased Premises to a third party, Party B shall have the right to claim the lease under the same rental terms and amount offered to such third party.

2.	All taxes and levies imposed on the land of the Leased Premises (including Land Value Tax) and on the buildings of the Leased Premises (including House Tax) shall be borne by Party A.

3.

During the Lease Term, all expenses arising from Party B’s use of the Premises from the date of handover, including but not limited to water charges, electricity charges, industrial park maintenance fees, internet fees, septic waste disposal fees, waste disposal fees, and any taxes required for Party B’s business operations, shall be borne by Party B.

A.

As Party A is the registered owner of the electricity and water supply accounts, if Party B wishes to share the use thereof, Party A shall install sub-meters. Party B shall pay charges based on its actual consumption as recorded by such sub-meters. Electricity charges for common areas shall be apportioned according to the leased area. Party A shall issue a correct invoice each month to Party B for payment, and Party B shall make payment within the same month.

B.

As electricity supplied within the industrial park is high-voltage electricity, annual filing and reporting of electrical technicians shall be required, and the related costs shall be borne by Party B. Where the high-voltage electricity system is jointly used, Party A shall be responsible for payment and management thereof, and the related costs shall be shared proportionately among the tenants. If Party B increases the contracted electricity capacity due to its operational requirements, all related costs shall be borne by Party B.

C.

Electricity consumption of the air-conditioning system shall be calculated separately according to the existing dedicated electricity meter(s) for the air-conditioning system (including the chilled-water chiller unit and air-handling units). The electricity charges shall be apportioned based on the proportion of air-handling unit tonnage allocated to the existing tenants each month (20 tons for the 1st Floor, 100 tons for the 5th to 7th Floors, and 130 tons for the 8th Floor). Party A shall calculate the electricity charges payable by each existing tenant for the relevant month. Routine maintenance and servicing costs of the air-conditioning system shall be apportioned among the tenants in proportion to their respective leased areas.

D.	Industrial park maintenance fees shall be apportioned according to the leased area.

E.	Party B shall independently arrange for connection to the industrial park wastewater collection system, and all related costs shall be borne by Party B.

F.

As there is currently no factory management fee system in place, Party A shall be responsible for the maintenance of access control management, maintenance and servicing of common facilities, and elevator maintenance and repair during the period before such a system is established. The related costs shall be apportioned to Party B in proportion to its leased area. Matters relating to common areas shall be handled by Party A through consultation with the other tenants. For domestic waste, Party A shall provide a designated location for Party B to place such waste, and Party B shall be responsible for the collection and disposal costs thereof. Industrial waste shall be handled and disposed of by Party B at its own expense. (If a factory management fee system is implemented in the future, a separate meeting shall be convened to discuss the relevant arrangements.)

4.

During the Lease Term, if Party B wishes to terminate this Agreement, except for the special circumstances specified in this Agreement, Party B shall provide Party A with three (3) months’ prior written notice and shall pay to the other party an amount equal to two (2) months’ rent as liquidated damages. Party A shall return to Party B any post-dated checks that have not yet become due.

5.

Upon expiration of the Agreement, or upon termination or rescission of the Agreement prior to its expiration, Party B shall return the Leased Premises to Party A. Any property remaining on the Leased Premises shall, unless otherwise agreed by both parties, be deemed abandoned by Party B, and Party A may dispose of such property at its sole discretion. Party A may deduct reasonable removal and disposal costs from the Security Deposit, and Party B shall have no objection thereto.

6.

Party A agrees that all electrical and water supply facilities, partitioning, interior fit-out works, fire protection facilities, air-conditioning facilities, lighting facilities, and other improvements within the leased area may be handled by Party B at its own expense. The Leased Premises are leased in their existing condition, and Party A shall not bear any additional costs in connection therewith.

7.

Upon expiration of the Lease Term, or upon termination or rescission of this Agreement prior to its expiration, Party B shall complete the relocation and cancellation of all registrations made under Party B’s name in connection with the Leased Premises. If such relocation procedures have not been completed after expiration of the Lease Term, rent shall continue to accrue and be calculated on a daily basis until completion of the relevant procedures. Upon completion thereof, Party A shall return the Security Deposit to Party B.

8.	All procedures relating to factory registration shall be handled by Party B at its own expense. Party A shall provide the documents necessary for such registration.

9.	Party B shall keep the roads surrounding the factory unobstructed at all times.

10.

Within the leased area, except for occupational safety declarations and filings, all matters relating to public facilities, including fire safety declarations and filings, reporting and filing of building fire prevention and evacuation facilities and equipment safety inspections, electrical certifications, and related matters, shall be handled by Party A. The related costs shall be apportioned to Party B in proportion to its leased area. Internal pipelines and utility lines shall be installed by Party B for its own use. Following consultation and mutual agreement between the parties, Party B shall cooperate with Party A’s overall planning for electricity supply, fire protection systems, and water supply systems, so as to facilitate the future use of other leased areas by subsequent tenants.

11.

Party B warrants that it shall not discharge, release, or cause any pollutant to leak into the Leased Premises. Should any pollution occur, Party B shall bear all costs of remediation and shall compensate Party A for all losses arising therefrom. Wastewater treatment shall comply with all applicable environmental protection laws, regulations, and discharge standards. If the factory premises become contaminated, Party B shall be responsible for restoring the affected area to its original condition.

Article 9 Matters Subject to Compulsory Enforcement

Upon notarization of this Agreement, the Tenant’s obligations to pay rent and liquidated damages under this Agreement and to return the Leased Premises upon expiration of the Lease Term, as well as the Landlord’s obligation to return the Security Deposit after the Leased Premises have been returned, shall be subject to compulsory enforcement. In the event that either party fails to perform any of the foregoing obligations, such party agrees to submit to compulsory enforcement.

Article 10 Miscellaneous Provisions and Jurisdiction

1.	Any matters not provided for herein shall be governed by the applicable laws and regulations of the Republic of China (Taiwan).

2.

This Agreement is executed in triplicate. Party A and Party B shall each retain one original counterpart, and the remaining original counterpart shall be retained by the Notary Public. This Agreement shall take effect as of the date of execution.

3.	In the event of any dispute arising out of or in connection with this Agreement, both parties agree that the Taiwan Taoyuan District Court shall be the court of first instance having jurisdiction.

(Execution Page Follows)

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

Party A (Lessor): Mu Tian Asset Management Consulting Co., Ltd.

Uniform Business Number (UBN): 25007260

Responsible Person: [***]

Address: [***]

Tel: [***]

Authorized Representative: [***]

/s/ Lin, Chi-Chu

Party B (Lessee): Prologium Technology Co., Ltd.

Uniform Business Number (UBN): 28224797

Responsible Person: Yang, Szu-Nan

Address: No. 6-1, Ziqiang 7th Rd., Zhongli Dist., Taoyuan City 320, Taiwan (R.O.C.)

Tel: 03-452-1991

Authorized Representative: [***]

/s/ Yang, Szu-Nan

Date: March 17, 2023